Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Reports Fourth Quarter and Full Year 2017 Earnings; Declares Quarterly Dividend

Indiana, PA, January 23, 2018 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year 2017.
Full Year 2017 Highlights
Franchise Growth

•
The company successfully completed its acquisition of DCB Financial Corp. located in the Columbus, Ohio metropolitan area on April 3, 2017, which included $383 million in loans and $484 million in deposits at close.

•	The company successfully negotiated a definitive merger agreement to acquire Cincinnati, Ohio based Foundation Bank, which was announced on January 10, 2018.
Earnings

•
For the year ended December 31, 2017, net income was $55.2 million (or $0.58 diluted earnings per share). Core net income (non-GAAP), which excludes acquisition expenses and a previously disclosed $16.7 million non-cash charge for the revaluation of the deferred tax asset (DTA) taken in connection with the passage of the Tax Cuts and Jobs Act, was $78.5 million, or $0.82 diluted earnings per share.

◦	Core earnings per share increased $0.13, or 18.8% from the previous year.

•	Total revenue grew $45.9 million, or 17.1% from the prior year.

◦	Net interest income (on a fully tax-equivalent (FTE) basis) increased $30.1 million, or 14.9%, from the prior year.

◦	Noninterest income grew $15.7 million, or 24.4%, from the prior year.

•
Provision for credit losses totaled $5.1 million, a decrease of $13.4 million as compared to the prior year, in part due to the recognition of two large commercial recoveries of $3.1 million in the second quarter.

•
The return on average equity (ROE) for the year ended December 31, 2017 was 6.45%. The Core return on average tangible common equity (ROTCE) (non-GAAP) for the period was 13.38%, an increase of 259 basis points from the previous year.

Profitability

•	The net interest margin improved 25 basis points to 3.57% compared to the prior year.

•	The return on average assets (ROA) for the year ended December 31, 2017 was 0.77%. The Core ROA (non-GAAP) improved 16 basis points to 1.09% compared to the prior year.

“This was another very productive year for our company,” stated T. Michael Price, President and Chief Executive Officer, “Our performance trajectory, especially in our fee income, demonstrates a desire to become one of the top performing community banks in the country. And our recent acquisitions have put additional wind in our sails by allowing us to expand beyond our core Pennsylvania markets and establish a presence in each of Ohio’s three major metropolitan markets. As we enter 2018, our efforts will be focused on building on our successful expansion strategy in Ohio, while being mindful to keep costs in line with our revenue streams.”
Fourth Quarter 2017 Highlights
Earnings

•
For the quarter ended December 31, 2017, net income was $4.0 million (or $0.04 diluted earnings per share), resulting in an ROA of 0.21% and an ROE of 1.75%. Core net income (non-GAAP), which excludes acquisition expenses and the $16.7 million non-cash charge for the revaluation of the DTA, was $20.6 million, or $0.21 diluted earnings per share, resulting in a Core ROA and Core ROTCE of 1.11% and 13.29%, respectively.

•	Total revenue grew $14.5 million, or 20.4%, from the prior year quarter.

◦	Net interest income (FTE) increased $8.1 million, or 15.4%, from the prior year quarter.

◦	Noninterest income grew $6.4 million, or 34.8%, from the prior year quarter (or $2.6 million and 14.7%, respectively, excluding securities gains).

•
Total noninterest expense includes $2.5 million of expense for a one-time cash bonus of $1,500 paid to all employees (other than the top five executive officers) following the passage of the Tax Cuts and Jobs Act.

◦	Noninterest expense in the fourth quarter also reflected $0.6 million in expense related to growth in unfunded loan commitments.

•	Fourth quarter results also reflect approximately $0.7 million in expense related to expense management strategies associated with the recent tax law change.

•	These expense items were offset by net security gains of $4.3 million following the successful auction call of a pooled trust preferred security held in the company’s investment portfolio.

•	Commercial loans grew at an annualized rate of 3.3%.

Profitability

•	The net interest margin improved 17 basis points to 3.61% compared to the prior year, and was unchanged from the prior quarter as positive replacement yields on loans offset deposit rate increases.

•	The Core return on average assets (non-GAAP) was 1.11%.

“The fourth quarter builds on the success of recent quarters and sets us up well for the coming year,” stated T. Michael Price, President and Chief Executive Officer, “We were particularly happy to be able to give back some of the benefit from the tax law change to our employees in the form of a cash bonus. In addition, in light of our recent performance and positive outlook for the future, we are pleased that we will be able to make a total of approximately $500 thousand in cash contributions to our employee’s health savings accounts in 2018.”

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Year Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Reported Results
Net income	$3,981	$21,283	$17,914	$55,165	$59,590
Diluted earnings per share	$0.04	$0.22	$0.20	$0.58	$0.67
Return on average assets	0.21%	1.14%	1.07%	0.77%	0.89%
Return on average equity	1.75%	9.50%	9.46%	6.45%	8.02%

Operating Results (non-GAAP)(1)
Core net income	$20,561	$21,238	$19,744	$78,512	$61,652
Core diluted earnings per share	$0.21	$0.22	$0.22	$0.82	$0.69
Core return on average assets	1.11%	1.14%	1.18%	1.09%	0.93%
Return on average tangible common equity	2.84%	14.04%	12.46%	9.50%	10.43%
Core return on average tangible common equity	13.29%	14.01%	13.73%	13.38%	10.79%
Core efficiency ratio	62.24%	57.96%	61.70%	60.22%	58.71%
Net interest margin (FTE)	3.61%	3.61%	3.44%	3.57%	3.32%

(1)
Operating results are non-GAAP measures used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for “non-GAAP Financial Measures and Key Performance Indicators” and additional information.

Earnings
Net income for the fourth quarter of 2017 was $4.0 million, as compared to $17.9 million for the fourth quarter of 2016. The current quarter’s results were impacted by a previously disclosed valuation adjustment to the company’s deferred tax asset which resulted in a non-cash charge of $16.7 million.
Net income for the year ended December 31, 2017 was $55.2 million, as compared to $59.6 million for the same period in 2016, a decrease of $4.4 million. The results for the current year were impacted by the aforementioned non-cash charge of $16.7 million as well as one-time merger-related expenses of $10.2 million (pretax).
Excluding these one-time expenses, core net income for the year ended December 31, 2017 was $78.5 million, an increase of $16.9 million, or 27.3%, from the previous year.

Net Interest Margin and Net Interest Income
The net interest margin for the year ended December 31, 2017 was 3.57%, an increase of 25 basis points from the previous year.
The increase from the prior year was due primarily to a 27 basis point increase in the yield on interest earning assets partially offset by a 2 basis point increase in funding costs. These increases were primarily due to improved yields on variable and adjustable loan portfolios following the Federal Reserve’s decision to increase short-term rates in December of 2016, March, June and December of 2017, along with the ability to pay down higher cost short-term borrowings following our recent acquisitions.
The net interest margin for the fourth quarter of 2017 was 3.61%, which was unchanged from the previous quarter and an increase of 17 basis points from the fourth quarter of 2016. The increase from the prior year quarter was primarily due to a 30 basis point increase in the yield on loans, which was partially offset by higher short-term borrowing costs following the Federal Reserve’s decisions to raise short-term interest rates.
For the quarter and year ended December 31, 2017, total average earning assets grew $571.7 million and $422.1 million, respectively, from the prior year period primarily due to the aforementioned acquisitions.
Total average deposits grew by $973.9 million for the year ended December 31, 2017 compared to the previous year. Growth from the prior year was driven by a $980.2 million increase in transaction accounts and a $6.3 million decrease in time deposits.
Credit Quality
The provision for credit losses totaled $5.1 million for the year ended December 31, 2017, a decrease of $13.4 million as compared to the prior year. The decrease from the prior year is primarily the result of lower net charge-offs and improved asset quality as well as the recognition of $3.1 million of recoveries on two large commercial relationships during the second quarter of 2017.
At December 31, 2017, nonperforming loans were $42.2 million, an increase of $3.4 million from September 30, 2017 and an increase of $0.4 million from December 31, 2016. Nonperforming loans as a percentage of total loans were 0.78%, 0.72% and 0.86% for the periods ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively.
For the year ended December 31, 2017, net charge-offs were $7.0 million, or 0.13% of average loans, compared to $19.1 million in the prior year period. Net charge-offs during the current year period included recoveries for two large commercial credits totaling $3.1 million.
During the fourth quarter of 2017, net charge-offs were $2.1 million, or 0.16% of average loans (annualized), compared to $1.1 million in the prior quarter and $2.7 million in the fourth quarter of 2016.

For the originated loan portfolio at December 31, 2017, the allowance for credit losses to total originated loans was 0.96%, compared to 0.97% at September 30, 2017 and 1.05% at December 31, 2016.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $20.4 million for the fourth quarter of 2017 as compared to $19.7 million for the third quarter of 2017 and $17.7 million for the fourth quarter of 2016. Swap fee income increased $1.3 million and $1.2 million from the prior quarter and the year ago quarter, respectively, primarily due to increased commercial borrower swap activity. Trust fee income and service charges on deposit accounts increased $0.6 million and $0.4 million from the prior year quarter due to an expanded customer base as a result of recent acquisitions. Gain on sale of mortgage loans totaled $1.7 million for the fourth quarter of 2017, an increase of $0.4 million from the prior year quarter, representing the highest quarterly total since the company reentered the traditional mortgage business in 2014.
Net security gains were $4.3 million for the quarter ended December 31, 2017, following the successful auction call of a single pooled trust preferred security for which the company had previously recognized an other-than-temporary impairment charge.
Noninterest expense (excluding merger-related expenses) totaled $52.1 million for the fourth quarter of 2017, as compared to $47.4 million for the third quarter of 2017 and $42.9 million for the fourth quarter of 2016. The $4.7 million increase from the previous quarter was primarily the result of $2.5 million of expense for a one-time bonus of $1,500 paid to all employees (other than the top five named executive officers) following the passage of the Tax Cuts and Jobs Act, a $0.4 million increase in furniture and equipment expense and a $0.3 million increase in occupancy expense primarily due to higher snow removal costs.
Full time equivalent staff was 1,372 at December 31, 2017, 1,366 at September 30, 2017 and 1,274 at December 31, 2016. The increase from the prior year is the result of the addition of employees from acquisitions and the continued expansion of the mortgage and commercial banking businesses in Ohio.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.08 per share, which is payable on February 16, 2018 to shareholders of record as of February 2, 2018. This dividend represents a 2.1% projected annual yield utilizing the January 22, 2018 closing market price of $15.10.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2017 were 12.3%, 11.5%, 9.7% and 10.3%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.

Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the quarter and year ended December 31, 2017 on Wednesday, January 24, 2018 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code #10115427. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 135 banking offices in 20 counties throughout western and central Pennsylvania and central and northeastern Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses (including the pending acquisition Garfield Acquisition Corp and its banking subsidiary Foundation Bank); (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10‐K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations:
Amy Jeffords
Assistant Vice President / Communications and Community Relations
Phone: 724-463-6806
E-mail: AJeffords@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$60,624	$60,667	$52,529	$233,005	$202,881
Provision for credit losses	2,253	1,214	(1,826)	5,087	18,480
Noninterest income	24,705	19,790	18,332	80,331	64,599
Noninterest expense	51,909	47,361	45,675	200,298	159,925
Net income	3,981	21,283	17,914	55,165	59,590
Core net income (5)	20,561	21,238	19,744	78,512	61,652

Earnings per common share (diluted)	$0.04	$0.22	$0.20	$0.58	$0.67
Core earnings per common share (diluted) (6)	$0.21	$0.22	$0.22	$0.82	$0.69

KEY FINANCIAL RATIOS

Return on average assets	0.21%	1.14%	1.07%	0.77%	0.89%
Core return on average assets (7)	1.11%	1.14%	1.18%	1.09%	0.93%
Return on average shareholders' equity	1.75%	9.50%	9.46%	6.45%	8.02%
Return on average tangible common equity (8)	2.84%	14.04%	12.46%	9.50%	10.43%
Core return on average tangible common equity (9)	13.29%	14.01%	13.73%	13.38%	10.79%
Core efficiency ratio (2)(10)	62.24%	57.96%	61.70%	60.22%	58.71%
Net interest margin (FTE) (1)	3.61%	3.61%	3.44%	3.57%	3.32%

Book value per common share	$9.11	$9.17	$8.43
Tangible book value per common share (11)	6.34	6.39	6.20
Market value per common share	14.32	14.13	14.18
Cash dividends declared per common share	0.08	0.08	0.07	$0.32	$0.28

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.78%	0.72%	0.86%
Nonperforming assets as a percent of total assets (3)	0.62%	0.61%	0.73%
Net charge-offs as a percent of average loans (annualized)	0.16%	0.08%	0.22%
Allowance for credit losses as a percent of nonperforming loans (4)	114.34%	124.16%	120.02%
Allowance for credit losses as a percent of end-of-period loans (4)	0.89%	0.90%	1.03%
Allowance for credit losses (originated loans and leases) as a percent of originated loans and leases	0.96%	0.97%	1.05%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.2%	12.1%	11.2%
Tangible common equity as a percent of tangible assets (12)	8.8%	8.8%	8.5%
Leverage Ratio	9.7%	9.7%	9.8%
Risk Based Capital - Tier I	11.5%	11.5%	11.3%
Risk Based Capital - Total	12.3%	12.3%	12.3%
Common Equity - Tier I	10.3%	10.3%	10.1%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
INCOME STATEMENT
Interest income	$65,840	$65,411	$55,932	$250,550	$217,614
Interest expense	6,270	5,848	4,413	21,770	18,579
Net Interest Income	59,570	59,563	51,519	228,780	199,035
Taxable equivalent adjustment (1)	1,054	1,104	1,010	4,225	3,846
Net Interest Income (FTE)	60,624	60,667	52,529	233,005	202,881
Provision for credit losses	2,253	1,214	(1,826)	5,087	18,480
Net Interest Income after Provision for Credit Losses (FTE)	58,371	59,453	54,355	227,918	184,401

Net securities gains (losses)	4,345	92	589	5,040	617
Trust income	1,823	2,147	1,268	7,098	5,366
Service charges on deposit accounts	4,721	4,803	4,341	18,579	15,869
Insurance and retail brokerage commissions	2,155	2,128	1,916	8,807	7,964
Income from bank owned life insurance	1,486	1,472	1,424	5,699	5,381
Gain on sale of mortgage loans	1,656	1,418	1,236	5,366	4,086
Gain on sale of other loans and assets	486	503	363	1,753	1,411
Card-related interchange income	4,907	4,780	3,916	18,780	14,955
Derivative mark-to-market	(424)	(14)	1,294	(473)	219
Swap fee income	1,547	217	374	2,005	2,359
Other income	2,003	2,244	1,611	7,677	6,372
Total Noninterest Income	24,705	19,790	18,332	80,331	64,599

Salaries and employee benefits	28,781	26,169	24,913	103,714	87,125
Net occupancy	4,051	3,715	3,307	15,648	13,150
Furniture and equipment	3,755	3,342	3,028	13,508	11,624
Data processing	2,431	2,229	2,050	9,090	7,429
Pennsylvania shares tax	1,139	1,093	1,061	4,209	3,825
Advertising and promotion	1,051	941	661	3,786	2,601
Intangible amortization	819	844	229	3,081	547
Collection and repossession	563	402	447	1,905	2,250
Other professional fees and services	1,406	1,300	1,049	4,761	3,915
FDIC insurance	744	696	698	3,210	3,903
Litigation and operational losses	943	598	246	2,050	1,420
Loss on sale or write-down of assets	348	167	526	1,834	1,155
Merger and acquisition related	(199)	(69)	2,815	10,213	3,173
Other operating expenses	6,077	5,934	4,645	23,289	17,808
Total Noninterest Expense	51,909	47,361	45,675	200,298	159,925

Income before Income Taxes	31,167	31,882	27,012	107,951	89,075
Taxable equivalent adjustment (1)	1,054	1,104	1,010	4,225	3,846
Income tax provision	26,132	9,495	8,088	48,561	25,639
Net Income	$3,981	$21,283	$17,914	$55,165	$59,590

Shares Outstanding at End of Period	97,456,478	97,475,575	89,007,077	97,456,478	89,007,077
Average Shares Outstanding Assuming Dilution	97,507,465	97,457,470	88,887,387	95,331,037	88,851,573

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2017	2017	2016
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$98,624	$98,319	$91,033
Interest-bearing bank deposits	8,668	29,709	24,644
Securities available for sale, at fair value	761,195	810,946	815,110
Securities held to maturity, at amortized cost	422,096	436,081	372,513
Loans held for sale	14,850	17,100	7,052

Loans	5,407,376	5,375,847	4,879,347
Allowance for credit losses	(48,298)	(48,176)	(50,185)
Net loans	5,359,078	5,327,671	4,829,162

Goodwill and other intangibles	270,360	271,347	198,496
Other assets	373,668	393,166	346,008
Total Assets	$7,308,539	$7,384,339	$6,684,018

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,416,771	$1,416,814	$1,268,786

Interest-bearing demand deposits	187,281	264,731	114,043
Savings deposits	3,361,840	3,290,978	2,972,747
Time deposits	614,813	582,534	591,832
Total interest-bearing deposits	4,163,934	4,138,243	3,678,622

Total deposits	5,580,705	5,555,057	4,947,408

Short-term borrowings	707,466	805,825	867,943
Long-term borrowings	87,918	88,155	80,916
Total borrowings	795,384	893,980	948,859

Other liabilities	44,323	41,001	37,822
Shareholders' equity	888,127	894,301	749,929
Total Liabilities and Shareholders' Equity	$7,308,539	$7,384,339	$6,684,018

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Year Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2017	Rate	2017	Rate	2016	Rate	2017	Rate	2016	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,433,384	4.29%	$5,398,815	4.28%	$4,856,579	3.99%	$5,278,511	4.20%	$4,818,759	3.91%
Securities and interest bearing bank deposits (FTE) (1)	1,220,469	2.63%	1,265,416	2.60%	1,225,600	2.66%	1,252,739	2.63%	1,290,392	2.56%
Total Interest-Earning Assets (FTE) (1)	6,653,853	3.99%	6,664,231	3.96%	6,082,179	3.72%	6,531,250	3.90%	6,109,151	3.63%
Noninterest-earning assets	710,946		713,142		555,920		679,212		551,465
Total Assets	$7,364,799		$7,377,373		$6,638,099		$7,210,462		$6,660,616

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,521,485	0.20%	$3,576,365	0.18%	$2,768,287	0.14%	$3,429,445	0.17%	$2,659,202	0.14%
Time deposits	596,051	0.73%	562,868	0.64%	577,851	0.63%	578,158	0.65%	584,429	0.63%
Short-term borrowings	807,831	1.19%	829,954	1.16%	1,210,619	0.58%	867,391	1.01%	1,387,737	0.58%
Long-term borrowings	88,019	4.24%	88,256	4.18%	80,984	3.82%	86,391	4.12%	81,197	3.67%
Total Interest-Bearing Liabilities	5,013,386	0.50%	5,057,443	0.46%	4,637,741	0.38%	4,961,385	0.44%	4,712,565	0.39%
Noninterest-bearing deposits	1,411,902		1,393,024		1,195,862		1,356,125		1,146,189
Other liabilities	39,011		38,125		50,837		37,818		58,918
Shareholders' equity	900,500		888,781		753,659		855,134		742,944
Total Noninterest-Bearing Funding Sources	2,351,413		2,319,930		2,000,358		2,249,077		1,948,051
Total Liabilities and Shareholders' Equity	$7,364,799		$7,377,373		$6,638,099		$7,210,462		$6,660,616

Net Interest Margin (FTE) (annualized)(1)		3.61%		3.61%		3.44%		3.57%		3.32%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	December 31,	September 30,	December 31,
	2017	2017	2016
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,163,383	$1,154,225	$1,139,547
Commercial real estate	2,019,096	1,990,264	1,742,210
Real estate construction	248,868	259,129	219,621
Total Commercial	3,431,347	3,403,618	3,101,378

Consumer Loan Portfolio:
Closed-end mortgages	897,284	893,809	713,471
Home equity lines of credit	529,086	529,613	515,721
Total Real Estate - Consumer	1,426,370	1,423,422	1,229,192

Auto loans	454,932	454,320	458,610
Direct installment	24,560	24,995	24,381
Personal lines of credit	60,023	58,880	53,339
Student loans	10,144	10,612	12,447
Total Other Consumer	549,659	548,807	548,777
Total Consumer Portfolio	1,976,029	1,972,229	1,777,969
Total Portfolio Loans	5,407,376	5,375,847	4,879,347
Loans held for sale	14,850	17,100	7,052
Total Loans	$5,422,226	$5,392,947	$4,886,399

	December 31,	September 30,	December 31,
	2017	2017	2016
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$19,455	$14,943	$16,301
Troubled debt restructured loans on nonaccrual basis	11,222	11,408	11,722
Troubled debt restructured loans on accrual basis	11,563	12,451	13,790
Total Nonperforming Loans	$42,240	$38,802	$41,813
Other real estate owned ("OREO")	2,765	5,701	6,805
Repossessions ("Repos")	292	200	242
Total Nonperforming Assets	$45,297	$44,703	$48,860
Loans past due in excess of 90 days and still accruing	1,854	1,332	2,131
Classified loans	73,017	65,948	92,705
Criticized loans	124,417	125,034	134,372

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.83%	0.83%	1.00%
Allowance for credit losses	$48,298	$48,176	$50,185

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$777	$315	$2,392	$2,733	$15,439
Real estate construction	—	(373)	(335)	(470)	(562)
Commercial real estate	177	(25)	(567)	62	(952)
Residential real estate	240	276	139	916	708
Loans to individuals	937	912	1,094	3,733	4,474
Net Charge-offs	$2,131	$1,105	$2,723	$6,974	$19,107

Net charge-offs as a percentage of average loans outstanding (annualized)	0.16%	0.08%	0.22%	0.13%	0.40%
Provision for credit losses as a percentage of net charge-offs	105.73%	109.86%	(67.06)%	72.94%	96.72%
Provision for credit losses	$2,253	$1,214	$(1,826)	$5,087	$18,480

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 35% federal income tax statutory rate.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016

Net Income	$3,981	$21,283	$17,914	$55,165	$59,590
Intangible amortization	819	844	229	3,081	547
Tax benefit of amortization of intangibles	(287)	(295)	(80)	(1,078)	(191)
Net Income, adjusted for tax affected amortization of intangibles	4,513	21,832	18,063	57,168	59,946

Average Tangible Equity:
Total shareholders' equity	$900,500	$888,781	$753,659	$855,134	$742,944
Less: intangible assets	270,906	271,670	177,081	253,533	168,446
Tangible Equity	629,594	617,111	576,578	601,601	574,498
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$629,594	$617,111	$576,578	$601,601	$574,498

(8)Return on Average Tangible Common Equity	2.84%	14.04%	12.46%	9.50%	10.43%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016

Core Net Income:
Total Net Income	$3,981	$21,283	$17,914	$55,165	$59,590
Deferred tax asset writedown	16,709	—	—	16,709	—
Merger & Acquisition related expenses	(199)	(69)	2,815	10,213	3,173
Tax benefit of merger & acquisition related expenses	70	24	(985)	(3,575)	(1,111)
(5) Core net income	20,561	21,238	19,744	78,512	61,652
Average Shares Outstanding Assuming Dilution	97,507,465	97,457,470	88,887,387	95,331,037	88,851,573
(6) Core Earnings per common share (diluted)	$0.21	$0.22	$0.22	$0.82	$0.69

Intangible amortization	819	844	229	3,081	547
Tax benefit of amortization of intangibles	(287)	(295)	(80)	(1,078)	(191)
Core Net Income, adjusted for tax affected amortization of intangibles	$21,093	$21,787	$19,893	$80,515	$62,008

(9) Core Return on Average Tangible Common Equity	13.29%	14.01%	13.73%	13.38%	10.79%

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Core Return on Average Assets:
Total Net Income	$3,981	$21,283	$17,914	$55,165	$59,590
Total Average Assets	7,364,799	7,377,373	6,638,099	7,210,462	6,660,616
Return on Average Assets	0.21%	1.14%	1.07%	0.77%	0.89%

Core Net Income (5)	$20,561	$21,238	$19,744	$78,512	$61,652
Total Average Assets	7,364,799	7,377,373	6,638,099	7,210,462	6,660,616
(7) Core Return on Average Assets	1.11%	1.14%	1.18%	1.09%	0.93%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Core Efficiency Ratio:
Total Noninterest Expense	$51,909	$47,361	$45,675	$200,298	$159,925
Adjustments to Noninterest Expense:
Unfunded commitment reserve	624	(1)	71	1,075	(341)
Intangible amortization	819	844	229	3,081	547
Merger and acquisition related	(199)	(69)	2,815	10,213	3,173
Noninterest Expense - Core	$50,665	$46,587	$42,560	$185,929	$156,546

Net interest income, fully tax equivalent	$60,624	$60,667	$52,529	$233,005	$202,881
Total noninterest income	24,705	19,790	18,332	80,331	64,599
Net securities gains	(4,345)	(92)	(589)	(5,040)	(617)
Total Revenue	$80,984	$80,365	$70,272	$308,296	$266,863

Adjustments to Revenue:
Derivative mark-to-market	(424)	(14)	1,294	(473)	219
Total Revenue - Core	$81,408	$80,379	$68,978	$308,769	$266,644

(10)Core Efficiency Ratio	62.24%	57.96%	61.70%	60.22%	58.71%

	December 31,	September 30,	December 31,
	2017	2017	2016
Tangible Equity:
Total shareholders' equity	$888,127	$894,301	$749,929
Less: intangible assets	270,360	271,347	198,496
Tangible Equity	617,767	622,954	551,433
Less: preferred stock	—	—	—
Tangible Common Equity	$617,767	$622,954	$551,433

Tangible Assets:
Total assets	$7,308,539	$7,384,339	$6,684,018
Less: intangible assets	270,360	271,347	198,496
Tangible Assets	$7,038,179	$7,112,992	$6,485,522

(12)Tangible Common Equity as a percentage of Tangible Assets	8.78%	8.76%	8.50%

Shares Outstanding at End of Period	97,456,478	97,475,575	89,007,077
(11)Tangible Book Value Per Common Share	$6.34	$6.39	$6.20

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.